Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CAMAC FUND, LP,

Plaintiff,

 v.

PAUL A. WAGNER, LAWRENCE EICHENFIELD, BARBARA K. FINCK, DONALD A. WILLIAMS, STEPHEN K. DOBERSTEIN, STEVEN KORNFELD, SCOTT BRUN, and DAVID GRYSKA,

Defendants,

  and

FORTE BIOSCIENCES, INC.,

Nominal Defendant.

C.A. No. 2023-0817-MTZ

NOTICE OF PENDENCY OF DERIVATIVE AND CLASS ACTION,

PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

TO:

ALL PERSONS OR ENTITIES WHO ARE OR WERE RECORD HOLDERS OR BENEFICIAL OWNERS OF SHARES OF THE COMMON STOCK OF FORTE BIOSCIENCES, INC. (“FORTE” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON JUNE 12, 2024 (THE “COMPANY STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

IF YOU HELD COMMON STOCK OF THE COMPANY AS OF THE CLOSE OF BUSINESS ON JUNE 12, 2024 FOR A BENEFICIAL OWNER, PLEASE TRANSMIT THIS DOCUMENT PROMPTLY TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) of the action captioned Camac Fund, LP v. Wagner, et al., 2023-0817-MTZ (the “Action”), pending before the Court of Chancery of the State of Delaware (the “Court”), and of a hearing to be held before the Court, in the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 on Tuesday, July 30, 2024 at 11 a.m. (or remotely by such means as the Court may order) (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (a) whether the Court should approve the Settlement; (b) whether the Court should enter an Order and Final Judgment dismissing the claims asserted in the Action on the merits and with prejudice as to Plaintiff Camac Fund, LP (“Plaintiff” or “Camac”), the Company, the Class (defined below), and the Company’s stockholders, and effectuating the releases described below; (c) whether the Court should grant the application of Plaintiff for an award of attorneys’ fees and expenses actually incurred by it in connection with investigating and pursuing the claims asserted in the Action (and to reimburse Plaintiff for the attorneys’ fees and expenses already paid to its counsel); and (d) such other matters as may properly come before the Court.

This Notice will inform you of how, if you so choose, you may enter your appearance in the Action or object to the Settlement and may have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE ACTION.

BACKGROUND AND DESCRIPTION OF THE ACTION

On August 1, 2023, Forte announced that: (i) it had entered into a Securities Purchase Agreement dated July 28, 2023, for a private placement with certain qualified buyers, institutional accredited investors and certain executive officers, senior management, and members of the Forte Board of the Directors (the “Board”) pursuant to which the Company agreed to sell 15,166,957 shares of common stock of the Company at a purchase price of $1.006 per share, and 9,689,293 pre-funded warrants to purchase common stock at a price of $1.005 per pre-funded warrant (the “Private Placement”); (ii) the Private Placement had closed on July 31, 2023; and (iii) the gross proceeds of the Private Placement were approximately $25 million.

On August 10, 2023, Camac filed a Verified Complaint (the “Original Complaint”) in this Action against the Individual Defendants and certain of the institutional investors in the Private Placement (the “Institutional Investors”). In the Original Complaint, Camac alleged that the Individual Defendants breached their fiduciary duties in connection with the Private Placement because the sole purpose of the Private Placement was to entrench the Board and prevent Camac’s two nominees (Michael G. Hacke and Chris McIntyre) from winning election to Forte’s eight-member Board at the 2023 annual meeting of stockholders scheduled for September 19, 2023. Camac further alleged that prior decisions of the Board, including with respect to adopting a stockholder rights agreement, expanding the size of the Board and adding new directors, adopting severance agreements for Forte’s officers in the event of a change-in-control, and initiating an at-the-market offering of Forte stock, supported Camac’s claims.

Camac also alleged that the Institutional Investors aided and abetted the alleged breaches of fiduciary duty by the Individual Defendants in connection with the Private Placement. Along with the Original Complaint, Camac filed a Motion to Expedite and Motion for Preliminary Injunction

in which it asked the Court to expedite proceedings and schedule a preliminary injunction hearing in advance of the 2023 annual meeting to consider its request to enjoin the counting of votes cast by the Institutional Investors at the 2023 annual meeting.

On August 16, 2023, certain of the defendants filed motions to dismiss the Original Complaint.

On August 17, 2023, following briefing and oral argument, the Court issued an oral ruling granting, in part, the Motion to Expedite. The Court held that Camac was permitted to take expedited discovery but declined to schedule a preliminary injunction hearing in advance of the 2023 annual meeting. Instead, the Court ordered the Parties to confer and submit a proposed schedule for a hearing on the motions to dismiss and the motion for preliminary injunction promptly following the 2023 annual meeting.

On September 1, 2023, Camac voluntarily dismissed without prejudice the Institutional Investors, specifically defendants Fred Alger Management, LLC, BVF Partners L.P., Farallon Capital Management, L.L.C., Perceptive Advisors LLC, and Tybourne Capital (US) LLC.

On September 8, 2023, the Court granted the remaining parties’ Stipulation and [Proposed] Scheduling Order Governing Defendants’ Motion to Dismiss, pursuant to which Camac withdrew its request for a preliminary injunction and the parties agreed to stay all discovery pending the outcome of Defendants’ motion to dismiss the Original Complaint.

On September 19, 2023, Forte held its 2023 annual meeting. Forte’s two nominees (Lawrence Eichenfield, M.D., and Paul A. Wagner, Ph.D.) won reelection to the Board.

On October 23, 2023, Camac filed its Verified Amended Class Action and Derivative Complaint (the “Amended Complaint”). Count I is styled as a direct claim on behalf of a class of Forte stockholders for breach of fiduciary duty against the Individual Defendants for approving the Private Placement and the “sequencing of the Annual Meeting and record date.” Count II is styled as a derivative claim on behalf of nominal defendant Forte and its stockholders against the Individual Defendants for “wrongful dilution.” The Amended Complaint further alleges facts regarding the Board’s adoption of the rights agreement, addition of directors to the Board, adoption of severance agreements for executives, and initiation of the at-the-market offering as support for Camac’s claims.

On November 3, 2023, Defendants moved to dismiss the Amended Complaint.

On April 15, 2024, following briefing and oral argument, the Court denied Defendants’ motion to dismiss the Amended Complaint.

On April 30, 2024, the Court entered an order granting the Parties’ Stipulation and [Proposed] Order Governing Case Schedule, which provided for expedited proceedings in advance of trial to be held on July 29-31, 2024.

Expedited discovery ensued, including extensive written discovery and multiple document productions from the Parties and certain non-parties to the Action totaling over 28,000 pages.

The Parties also briefed Defendants’ motion to quash third-party subpoenas that Camac had issued, which the Court denied on May 17, 2024. Camac also filed a motion to strike one of Defendants’ affirmative defenses and filed an opening brief in support thereof. Defendants filed an answering brief in response to the motion to strike on May 28, 2024.

On June 4, 2024, the Parties reached an agreement-in-principle to settle the claims asserted in the Action, subject to execution of the Stipulation (defined below) and related papers and Court approval, and agreed to stay proceedings while the Parties negotiated the terms of the Stipulation and finalized the Settlement. The Parties informed the Court of their agreement-in-principle the same day.

REASONS FOR THE SETTLEMENT

Following an analysis of the strengths and weaknesses of the claims asserted in the Action, including review and analysis of the written and document discovery Camac received in the Action, Camac has determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company, the Class (defined below), and the Company’s stockholders, and that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined in the Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”).

For purposes of the Settlement, “Class” means the class of all record holders and beneficial owners of Forte common stock who held such stock from the period of July 28, 2023, through and including September 19, 2023 (except as limited by the following sentence), and their heirs, assigns, transferees, and successors-in-interest, in each case solely in their capacity as holders or owners of Company common stock. Excluded from the Class are (i) the Individual Defendants; and (ii) any Individual Defendant’s immediate family members (meaning any children, stepchildren, grandchildren, parents, stepparents, spouses, and siblings) (collectively, the “Excluded Parties” and each an “Excluded Party”).

At all times, Defendants have denied, and continue to deny, all allegations of wrongdoing in the Action, including without limitation that they have committed any breaches of fiduciary duty, that they have violated Delaware law, or that Plaintiff or the Company and its stockholders have suffered any damages. Defendants expressly maintain that they have at all times complied with their fiduciary and legal duties.

Although Defendants believe that they have strong defenses to the claims asserted in the action, Defendants entered into the Stipulation because the Settlement will eliminate the burden, expense, distraction, and uncertainties inherent in further litigation.

SETTLEMENT CONSIDERATION

Class-Wide Settlement Consideration. Subject to approval of the Settlement by the Court, the Parties agree that:

(a)

The Board shall be expanded to nine seats, one incumbent director shall resign from the Board, and two (2) directors to be selected by Camac from a list of five (5) candidates to be identified by the Company shall be appointed to the Forte Board (the “Camac Nominees”).

(b)	The Board shall establish a committee of directors, which shall be less than the full Board and shall include the Camac Nominees, to evaluate strategic alternatives for the Company.

(c)

The Company shall not renew the Rights Agreement dated July 11, 2022, as amended on June 26, 2023, when it expires by its terms on July 12, 2024, and further agrees not to adopt a new rights plan for a period of three (3) years following the expiration of the Rights Agreement on July 12, 2024.

Camac Standstill and Reimbursement of Out-of-Pocket Expenses.

(a)

In addition, as part of the Settlement, Camac has agreed to enter into a standstill and voting agreement and Forte has agreed to pay Camac’s out-of-pocket expenses in related to the 2023 annual meeting and proxy contest. Specifically, within three (3) days of entering into the Stipulation, Camac shall enter into a standstill and voting agreement with the Company with standard terms to be negotiated in good faith between the parties and a duration of three (3) years from the date of execution. Until such time as Camac executes the standstill and voting agreement pursuant to this Paragraph, Camac shall not nominate directors for the 2024 annual meeting or vote against management’s slate or proposals at the 2024 annual meeting.

(b)

Within three (3) days of executing the standstill and voting agreement contemplated in paragraph (a) above, the Company shall pay or cause to be paid to Camac a total of $364,000.00 (U.S. Dollars) in cash via wire transfer to compensate Camac for its documented out-of-pocket expenses incurred in connection with the 2023 annual meeting and its proxy contest to nominate Messrs. Hacke and McIntyre to the Board.

RELEASE OF CLAIMS

Effective upon the Effective Date (as defined below):

(a)  Plaintiff’s and the Settlement Class’s Releases. The Plaintiff and Settlement Class Releasors shall fully, finally, and forever release and discharge each and all of the Defendant Released Parties from any and all of Plaintiff’s and the Settlement Class’s Released Claims.

“Plaintiff and Settlement Class Releasors” means Camac, including its principals, directors, officers, executives, limited and general partners, attorneys, heirs, assigns, transferees, and successors, and the members of the Class, and their heirs, assigns, transferees, and successors, in each case solely in their capacity as holders or owners of Company common stock.

“Defendant Released Parties” means each and all of the Defendants and the Institutional Investors (including affiliated entities that invested in the Private Placement), and each of their respective principals, directors, officers, executives, limited and general partners, members, managers, attorneys, agents, representatives, insurers and reinsurers, heirs, assigns, transferees, and successors.

“Plaintiff’s and the Settlement Class’s Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including all claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims), that are, have been, could have been, could now be, or in the future could, can, or might be asserted in the Action, or in any other court, tribunal, or proceeding by Plaintiff and the Settlement Class Releasors, or any other Forte stockholder, derivatively on behalf of the Company, or by Forte directly, or any direct claims that could be asserted by Plaintiff, against the Defendant Released Parties (defined above), which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that arise out of or relate in any way to the Action or any matters raised in the Action, including but not limited to Camac’s 2023 proxy contest, the Private Placement, and the 2023 annual meeting, except that the foregoing released claims do not include (i) any claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in this Stipulation as surviving the Settlement), (ii) any claims between Forte and/or the Individual Defendants and their respective insurers or any right to indemnification or advancement belonging to any present or former officer or director of Forte, and (iii) the claims asserted or any defenses thereto in Forte Biosciences, Inc. v. Camac Fund, LP, et al., No. 3:23-cv-02399-DCG (N.D. TX) (the “Texas Action”).

(b)  Defendants’ Releases. The Defendant Releasors shall fully, finally, and forever release and discharge each and all of the Plaintiff Released Parties from any and all of Defendants’ Released Claims.

“Defendant Releasors” means Defendants and each of their respective heirs, assigns, transferees, and successors.

“Plaintiff Released Parties” means each and all of Forte, Camac, and each members of the Class, and each of their respective parents, subsidiaries, affiliates, officers, directors, members or managers, and each of their respective trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, parents, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managers, managing members, managing agents, heirs, assigns, transferees, successors, attorneys (including all Plaintiff’s counsel in this Action), personal or legal representatives, insurers, co-insurers, reinsurers, and associates.

“Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including, without limitation, Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, or could now be asserted in the Action or in any other court, tribunal, forum, suit, action or proceeding by any of the Defendant Releasors or the Institutional Investors (including affiliated entities that invested in the Private Placement) against any of the Plaintiff Released Parties that are based upon, relate in any way to, arise out of or involve, directly or indirectly, in whole or in part, the Action or any matters raised in the Action, including but not limited to Camac’s 2023 proxy contest, the Private Placement, and the 2023 annual meeting, except that the foregoing released claims do not include (i) any claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in the Stipulation as surviving the Settlement), (ii) any claims between Forte and/or the Individual Defendants and their respective insurers or any right to indemnification or advancement belonging to any present or former officer or director of Forte, and (iii) the claims asserted or any defenses thereto in the Texas Action.

The “Released Claims” shall mean Plaintiff’s and the Settlement Class’s Released Claims and Defendants’ Released Claims, collectively. The contemplated releases given by Plaintiff and Settlement Class Releasors and Defendant Releasors collectively (the “Releasing Parties”) extend to claims that the Releasing Parties did not know or suspect to exist at the time of the releases, which, if known, might have affected his, her, or its decision to settle with and release the Released Parties, or might have affected his, her, or its decision not to object to this Settlement (“Unknown Claims”). The Releasing Parties shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States, any law of or any state or territory of the United States, or principle of common law that governs or limits a person’s release of unknown claims to the fullest extent permitted by law. The Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, or any law of any state of the United States or principle of common law that is similar, comparable, or equivalent to Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the contemplated Released Claims, but that it is their intention to fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, without regard to the subsequent discovery of additional or different facts.

The contemplated releases are not intended to release and shall not be deemed to release any rights or obligations of the Parties created by the Stipulation.

CONDITIONS OF THE SETTLEMENT

The Settlement was preceded by extensive litigation between the Parties in the Action, including briefing on dispositive and discovery motions, written discovery, and document productions. Accordingly, in determining to enter into the Settlement, Plaintiff believes it was sufficiently informed of the circumstances and terms of its proxy contest, the Private Placement, and the 2023 annual meeting, and all other challenged conduct, actions, and events that are the subject to the Action, to determine whether the Settlement was in the best interests of the Company, the members of the Class, and the Company’s stockholders.

The Settlement shall be terminated, and shall be void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms hereof, if (i) any Party exercises a right to terminate the Settlement pursuant to the terms of the Stipulation; or (ii) the Settlement does not obtain Final Court Approval (defined below). If the Stipulation is terminated, the Stipulation and the Settlement shall be void and of no effect, and the Stipulation shall not be deemed to prejudice in any way the positions of any Party in the Action. In such event, and consistent with the applicable evidentiary rules, neither the Stipulation nor any of its contents, nor the existence of the Stipulation, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other proceeding, except in connection with any claim for breach of the Stipulation or as otherwise specifically provided herein.

The Settlement (other than the obligations in Paragraph 2 of the Stipulation pertaining to (a) the standstill and voting agreement and (b) payment to compensate Camac for its expenses related to the 2023 annual meeting and proxy contest, as described above) shall be void and of no force and effect if the terms of the Settlement, except for the Fee and Expense Application (defined below), do not receive Final Court Approval (defined below), in which case the Parties shall revert to their litigation positions prior to entering into the Stipulation. For the avoidance of doubt, the Parties agree that approval of the Fee and Expense Application (defined below) by the Court is not a condition precedent to the Settlement or Final Court Approval thereof.

INTERIM INJUNCTION

Subject to an order of the Court, pending final determination of whether the Settlement should be approved, the Parties shall be barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Claims as defined herein, either directly, representatively, derivatively, or in any other capacity, and all pending deadlines in any and all such actions shall be suspended.

THE SETTLEMENT HEARING

The Settlement Hearing shall be held on Tuesday, July 30, 2024, at 11 a.m. (or remotely by such means as the Court may order), in the Delaware Court of Chancery in the Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801 to determine: (a) whether the Court should approve the Settlement; (b) whether the Court should enter an Order and Final Judgment dismissing the claims asserted in the Action on the merits and with prejudice as to Plaintiff, the Company, the Class, and the Company’s stockholders, and effectuating the releases described above; (c) whether the Court should grant the application of Plaintiff Camac Fund, LP for an award of attorneys’ fees and expenses in connection with investigating and prosecuting the claims asserted in the Action (the “Fee and Expense Application”); and (d) such other matters as may properly come before the Court.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the applications for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Company’s stockholders or the Class.

RIGHT TO APPEAR AND OBJECT

Any Forte stockholder who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or by such person’s attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant. However, except for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court unless, not later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such person desires to appear and be heard; and (d) documentation evidencing ownership of Company stock and any other documents or writings such person desires the Court to consider. Such submissions shall be filed with the Register in Chancery and served upon the following counsel:

REGISTER IN CHANCERY
Register in Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801

PLAINTIFF’S COUNSEL	DEFENDANTS’ COUNSEL

William M. Alleman, Jr.

Meluney Alleman & Spence, LLC

1143 Savannah Road, Suite 3-A

Lewes, DE 19958

bill.alleman@maslawde.com

Aaron T. Morris

Morris Kandinov LLP

305 Broadway, 7th Floor

New York, NY 10007

aaron@moka.law

Brad D. Sorrels Shannon E. German Wilson, Sonsini Goodrich & Rosati, P.C. 222 Delaware Avenue, Suite 800 Wilmington, DE 19801 bsorrels@wsgr.com sgerman@wsgr.com

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Company or its stockholders by Plaintiff and Plaintiff’s counsel, or any Fee and Expense Application, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in these or any other actions or proceedings. Any Forte stockholder who does not object to the Settlement or the Fee and Expense Application or to any other matter set forth in this Notice need not take any action.

THE ORDER AND FINAL JUDGMENT

If the Court determines that the Settlement, as provided in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company, the Class, and the Company’s stockholders (other than the Excluded Parties), the Parties to the Action will ask the Court to enter the Order and Final Judgment (the “Judgment”), which will, among other things:

(a)   approve the Settlement as fair, reasonable, adequate, and in the best interests of the Company, the Class, and the Company’s stockholders (other than the Excluded Parties) and direct consummation of the Settlement in accordance with its terms and conditions;

(b)   certify, for the purposes of the Settlement only, the Action as a non-opt out class action on behalf of the Class;

(c)   determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;

(d)   dismiss the Action with prejudice as to Plaintiff, the Company, the Class, each member of the Class, and the Company’s stockholders and grant the releases in accordance with the terms and conditions of the Stipulation;

(e)   permanently bar and enjoin Plaintiff, the Company, the Class, each member of the Class, and the Company’s stockholders from instituting, commencing, or prosecuting any of the claims released by the Settlement; and

(f)   award attorneys’ fees and expenses to Plaintiff’s counsel.

EFFECTIVE DATE / FINAL COURT APPROVAL

The “Effective Date” of the Settlement shall be the first date by which the Court has entered the Judgment and such Judgment has received Final Court Approval.

“Final Court Approval” of any Court Order means (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment; or (ii) if there is an appeal from the Judgment, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment, or (b) the date the Judgment is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment after such review. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses payable to Plaintiff or Plaintiff’s counsel shall not in any way delay the Effective Date of the Settlement.

ATTORNEYS’ FEES AND EXPENSES

Camac intends to petition the Court for an award of attorneys’ fees and expenses in connection with investigating and prosecuting the claims asserted in the Action (the Fee and Expense Application defined above). Any attorneys’ fees and expenses awarded by the Court shall be paid by or on behalf of Defendants and/or their insurers in an aggregate amount not to exceed $1,700,000 (U.S. Dollars) (the “Fee and Expense Reimbursement”). Defendants have agreed that they will not object to or otherwise take any position on the Fee and Expense Application so long as the Fee and Expense Application seeks an award or reimbursement in an amount no greater than the amount set forth in the preceding sentence in this paragraph.

An award of attorneys’ fees or expenses to Plaintiff or Plaintiff’s counsel is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiff nor Plaintiff’s counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling on attorneys’ fees or expenses.

Except as provided in the Stipulation, the Defendant Releasors and the Company shall bear no other expenses, costs, damages, or fees alleged or incurred by any of Plaintiff’s counsel, or by any attorneys, experts, advisors, agents, or representatives of Plaintiff, any Forte stockholder, or any Class member in connection with the Action, the Released Claims, or the Settlement. The Plaintiff and Settlement Class Releasors shall bear no expenses, costs, damages, or fees alleged or incurred by any Defendant, or by any of any of Defendants’ attorneys, experts, advisors, agents, or representatives in connection with the Action, the Released Claims, or the Settlement.

NOTICE TO PERSONS OR ENTITIES THAT

HELD OR HOLD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the common stock of the Company as of the close of business on June 12, 2024 for the benefit of others are requested to promptly send this Notice via mail or email to all of their respective beneficial owners. Specifically, nominees must either (i) within five (5) calendar days of receipt of this Notice, request from Kroll Settlement Administration LLC (the “Notice Administrator”) sufficient copies of the Notice to forward to all such beneficial owners and within five (5) calendar days of receipt of those Notices forward them to all such beneficial owners; or (ii) within five (5) calendar days of receipt of this Notice, email a list of the names and addresses, and/or email addresses of all such beneficial owners to the Notice Administrator at ForteSettlementNotice@kroll.com. If you choose the second option, the Notice Administrator will send a copy of the Notice to the beneficial owners you have identified on your list, either by physical mailing or by electronic means. Copies of this Notice may also be obtained from the Investor Relations section of the Company’s website (https://www.fortebiorx.com/investor-relations/default.aspx), or by emailing the Notice Administrator at ForteSettlementNotice@kroll.com.

Regardless of whether you choose to mail or email the Notice yourself or elect to have such mailing performed for you, you may obtain reimbursement for reasonable administrative costs actually incurred in connection with forwarding the Notice and which would not have been incurred but for the obligation to forward the Notice up to $0.03 per record plus postage (if applicable), upon submission of appropriate documentation to the Notice Administrator.

SCOPE OF THIS NOTICE AND ADDITIONAL INFORMATION

The foregoing description of the Settlement Hearing, the Action, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive. Accordingly, Forte stockholders and members of the Class are referred to the documents filed with the Court in the Action. PLEASE DO NOT WRITE OR CALL THE COURT.

Inquiries or comments about the Settlement may be directed to the attention of Plaintiff’s counsel as follows:

Meluney Alleman & Spence, LLC

Attn: William M. Alleman, Jr.

1143 Savannah Road, Suite 3-A

Lewes, DE 19958

bill.alleman@maslawde.com

Morris Kandinov LLP

Attn: Aaron T. Morris

305 Broadway, 7th Floor

New York, NY 10007

aaron@moka.law

Dated: June 12, 2024	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE